Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-262895) and Form S-8 (No. 333-269058) of Siebert Financial Corp. (the “Company”), of our report dated March 29, 2023, relating to the consolidated financial statements of the Company, which appears on page 37 of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BAKER TILLY US, LLP

New York, New York

March 29, 2023